UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 23, 2006

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2801 Post Oak Boulevard, Suite 600
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosures in Item 5.02 below are incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)

In a press release dated March 23, 2006, Westlake Chemical Corporation (the “Company”) announced that John Daniel Gibbons joined the Company as Senior Vice President and Chief Financial Officer on March 23, 2006. Mr. Gibbons accepted the Company’s offer letter on March 17, 2006, which includes provisions for annual base pay of $325,000.00, annual cash bonus target of 40% of annual base pay and annual long-term incentive award targets, along with standard employee benefits provisions.

Mr. Gibbons began his professional career as a CPA with Deloitte where he provided services to oil and gas clients in Houston. From 1981 to 2003 he was employed by Valero Energy Corporation in San Antonio where he held increasingly responsible accounting and financial management positions including Treasurer, Vice President, Finance and Executive Vice President and Chief Financial Officer. After leaving Valero in 2003 and until joining the Company, he has been in private business in San Antonio.

There are no arrangements or understandings between Mr. Gibbons and any other person pursuant to which he was selected as Senior Vice President and Chief Financial Officer. The Company is not aware of any transaction in which Mr. Gibbons has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of Mr. Gibbons’s offer letter does not purport to be complete and is qualified in its entirety by reference to the full text, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1+	Offer letter to Mr. Gibbons dated March 16, 2006.

99.1	Press release dated March 23, 2006.

+	Management contract, compensatory plan or arrangement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

	By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer
Date: March 28, 2006

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